Exhibit 10.19

PROMISSORY NOTE

$16,763,718.53	New York, New York
May 30, 2008

I. Promise to Pay. FOR VALUE RECEIVED, the undersigned, hereby unconditionally promises to pay to the order of CITICORP USA, INC., a Delaware corporation (the “Lender”), at its office or branch at Citicorp Center, 666 Fifth Avenue, New York, New York 10103 or at such other office as the Lender may subsequently designate in writing, the principal sum of SIXTEEN MILLION SEVEN HUNDRED SIXTY-THREE THOUSAND SEVEN HUNDRED EIGHTEEN AND 53/100 DOLLARS ($16,763,718.53), or such other amount necessary to repay in full the then unpaid principal amount of this Note, which shall be payable on May 31, 2011 (the “Maturity Date”). The undersigned also agrees to pay interest on any and all unpaid amounts from and including the date hereof to the Business Day (a day of the year on which national banks in New York City are not required or permitted to be closed and on which dealings in United States Dollars are carried on in the London interbank market) on which any principal amount becomes due at the interest rate per annum determined in accordance with the terms below, but in no event in excess of the maximum rate permitted by applicable law. The undersigned further agrees to pay interest on any advance and all other obligations of the undersigned hereunder that are not paid when due (whether at stated maturity, by acceleration or otherwise) from the date payment of such advance or other obligations is due until such advance or other obligations are paid in full, payable upon demand at the Base Rate (as defined below), plus 3% (the “Overdue Rate”), but in no event in excess of the maximum rate permitted by applicable law. The proceeds of the loan made pursuant to this Note (the “Loan”) shall be used by the undersigned for lawful purposes and, in any event, no such proceeds shall be used to finance gambling enterprises, to purchase military arms or to finance or make contributions to political candidates or organizations.

II. Interest Rate. The undersigned promises to pay interest on the outstanding principal amount hereunder monthly on the last Business Day of each month (in arrears) at an interest rate (the “Applicable Interest Rate”) (a) prior to the Fixed Rate Conversion Effective Date (defined below), (i) if the undersigned has elected a rate of interest determined by reference to the LIBOR Rate (as defined below) to apply to the Loan (or portion thereof), equal, at all times during each Interest Period (as described below) therefor, to one and six-tenths percent (1.6%) per annum above the LIBOR Rate for such Interest Period or (ii) if the undersigned has elected a rate of interest determined by reference to the Base Rate (as defined below) to apply to the Loan (or portion thereof), equal at all times to the Base Rate, (b) from and including the Fixed Rate Conversion Effective Date, if a Fixed Rate Conversion occurs, to but excluding the Maturity Date, the Fixed Rate, or (c) as otherwise determined in accordance with paragraph III below.

A. Interest Periods. The duration of each interest period (each an “Interest Period”) applicable to any LIBOR shall be one month, two months, three months, six months or twelve months, as the undersigned may select upon written notice received by the Lender not later than 12:00 noon (New York City time) three (3) Business Days prior to (a) the first day of the initial Interest Period (which shall be a Business Day) or (b) the last day of the preceding Interest Period. Each selection by the undersigned in accordance with this Note of an Interest

Period relating to all or any portion of the Note to accrue interest based on the LIBOR Rate, shall be herein referred to as a “LIBOR Contract”. No Interest Period may be selected that would end after the Maturity Date. The initial Interest Period shall commence on the date hereof and shall end on the same numerical day on which the Interest Period commenced one, two, three, six or twelve months later, depending upon the Interest Period the undersigned has selected. The next Interest Period shall commence on the last day of the immediately preceding period and, again depending upon the Interest Period selected, shall end on the corresponding date of the month one month, two months, three months, six months or twelve months later. If, however, the corresponding date in the calendar month in which the Interest Period ends is not a Business Day, then the last day of the Interest Period shall be extended to the next succeeding Business Day, unless there is no such Business Day in that calendar month, in which case the last day of such Interest Period shall be the last Business Day of such calendar month. Further, if there is no corresponding date in the calendar month in which the Interest Period ends, then the last day of the Interest Period shall be the last Business Day of such calendar month. If the undersigned shall fail to select, at least three (3) Business Days before the expiration of any Interest Period, the duration of the next subsequent Interest Period, the undersigned will be deemed to have selected an Interest Period that is the same as the then prevailing Interest Period (to the extent such Interest Period otherwise complies with the remaining provisions regarding the duration of Interest Periods). If an Interest Period is unavailable as provided herein the Loan (or portion thereof) shall accrue interest at the Base Rate at the end of the then applicable Interest Rate Period. The undersigned agrees that (i) no LIBOR Contract shall be for an amount less than $1,000,000.00 and (ii) there shall be no more than three (3) LIBOR Contracts outstanding at any time during the term of this Note.

B. LIBOR Rate. “LIBOR Rate” means, for any Interest Period, an interest rate per annum equal to the rate of interest per annum at which deposits in United States dollars are offered on Reuters Screen LIBOR 01 (or such replacement page or service as may be appropriate), to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the first day of the Interest Period in an amount substantially equal to the outstanding principal balance hereunder (or for the portion thereof that Borrower has elected to be subject to a LIBOR Contract) and for a period equal to such Interest Period. All computations of interest shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day, but excluding the last day) in the Interest Period for which such interest is payable; provided, however, that if such computation shall cause the amount of interest payable hereunder to exceed the maximum rate of interest permitted by applicable law, all computations of interest shall be made upon the basis of a year of 365 or 366 days.

C. Base Rate. “Base Rate” means a fluctuating interest rate per annum equal at all times to the interest rate announced publicly from time to time by Citibank, N.A. in New York City as its base rate. All computations of interest with respect to a Base Rate shall be made by the Lender on the basis of a year of 360 days for the actual number of days elapsed; provided, however, that if such computation shall cause the amount of interest payable hereunder to exceed the maximum rate of interest permitted by applicable law, all computations of interest shall be made upon the basis of a year of 365 or 366 days.

D. Fixed Rate Conversion Option.

(a)	Provided no Event of Default shall have occurred, the undersigned shall have a one time option, subject to the terms and conditions of this Note, to have the interest rate payable on this Note converted from the then existing Applicable Interest Rate to the Fixed Rate (the “Conversion Option”). If the interest rate on this Note is converted to the Fixed Rate, the interest rate on this Note shall remain at the Fixed Rate (except as provided in paragraph III below) until the Maturity Date and may not thereafter be reconverted to LIBOR Rate and/or Base Rate.

(b)	If the undersigned elects to exercise the Conversion Option (a “Fixed Rate Conversion”), (i) the undersigned shall provide written notice (in accordance with paragraph XV below) of its election to Lender (with the date of Lender’s receipt of such written notice being the “Conversion Exercise Date”), and (ii) such election shall be irrevocable, and (iii) the interest rate payable on this Note shall be converted from the then existing Applicable Interest Rate to the Fixed Rate on the date which is two (2) Business Days after the Conversion Exercise Date (the “Fixed Rate Conversion Effective Date”). To the extent that all or any portion of the Loan was accruing interest at the LIBOR Rate prior to the Fixed Rate Conversion Effective Date, the undersigned shall be responsible to pay all Breakage Fees incurred to effectuate the Fixed Rate Conversion.

(c)	The term “Fixed Rate” shall mean the rate per annum determined by Lender to be its then current prevailing fixed rate of interest on comparable loans for which a borrower has paid no fee. Determination of the Fixed Rate by Lender shall be conclusive in all respects. Lender shall quote an indicative Fixed Rate based upon receipt of a written request from the undersigned prior to the undersigned’s exercise of the Conversion Option. The undersigned acknowledges that the indicative Fixed Rate quoted by Lender shall be based upon market conditions at the time of the undersigned’s exercise of the Conversion Option and is subject to change in the time period between the undersigned’s request for a Fixed Rate quote and the exercise of the Conversion Option.

E. Maximum Legal Rate. Notwithstanding anything to the contrary contained in this Note or in any other document executed in connection herewith, the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the limits imposed by applicable law. If any payments in the nature of interest, additional interest and other charges made under this Note or any other document executed in connection herewith are held to be in excess of the limits imposed by applicable law, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the limits imposed by the applicable law.

F. Determination Conclusive. Each determination of the Applicable Interest Rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

III. Payments. All payments of principal, interest and other amounts due under this Note shall be made to the Lender at its office or branch referred to above in lawful money of the United States not later than 12:00 noon (New York City time) on the day when due. Unless the undersigned and Lender shall have agreed otherwise, the undersigned hereby authorizes Lender to deduct automatically from 57 AVIATION SERVICES, LLC’s account number 48900753 maintained with The Citigroup Private Bank the amount of principal and accrued and unpaid interest then due under this Note on the last Business Day of each month (unless otherwise demanded), and the undersigned agrees to maintain on the last Business Day of each month sufficient available and cleared funds in such account to cover such principal and interest payments. All payments of principal, interest and other amounts payable hereunder shall be made without defense, claim, counterclaim, setoff or recoupment.

A. Prepayments, Payments Before End of Interest Period. The undersigned shall have the right to prepay this Note without premium or penalty, in whole or in part (provided, however, if prepaid in part the amount of the partial prepayment shall be in an amount not less than $100,000.00) (i) in the case of the Loan (or portion thereof) which accrues interest at the Base Rate, upon one (1) Business Day’s notice to the Lender, (ii) in the case of the Loan (or portion thereof) which accrues interest at the LIBOR Rate, on, and only on, the last day of an Interest Period, with, in each case, accrued interest to the date of such prepayment on the amount prepaid, and (iii) to the extent that the Loan is accruing interest at the Fixed Rate, upon not less than five (5) Business Day’s prior written notice (the “Fixed Rate Prepayment Notice”) to Lender specifying the date on which prepayment is to be made (the “Fixed Rate Prepayment Date”) and the principal amount of any such prepayment (the “Fixed Rate Prepayment Amount”). Amounts repaid or prepaid may NOT be reborrowed under this Note.

If the undersigned repays or prepays this Note (or part thereof) which is then accruing interest at the LIBOR Rate on a day other than the last day of an Interest Period, then, in addition to the interest otherwise due and payable (including any interest accrued at the Overdue Rate), the undersigned shall pay to the Lender an amount equal to the positive difference, if any, between (i) the amount of interest that would accrue on such amount prepaid or repaid for the remainder of such Interest Period at the LIBOR Rate set for such Interest Period (such amount, the “LIBOR Breakage Fee”), and (ii) the amount of interest that would accrue on such amount prepaid or repaid for the remainder of such Interest Period at the Market Rate (as defined below). The term “Market Rate” means the rate of interest per annum at which deposits in United States dollars are offered on Reuters Screen LIBOR 01 (or such replacement page or service as may be appropriate), to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the date of payment of the principal amount prepaid in an amount substantially equal to the amount of such prepayment and for a deposit period comparable to the remaining Interest Period, as determined by the Lender in its sole discretion.

If the undersigned repays or prepays this Note which is then accruing interest at the Fixed Rate, the undersigned shall pay (a) the Fixed Rate Prepayment Amount, (b) interest accrued and unpaid on the Fixed Rate Prepayment Amount through and including the Fixed Rate Prepayment Date, (c) all other unpaid indebtedness evidenced hereby and (d) a premium (the “Fixed Rate

Prepayment Premium”) as liquidated damages and not as a penalty, equal to the present value of the (x) the amount of interest that would have accrued on the Fixed Rate Prepayment Amount for the remainder of the term of this Note, at the Fixed Rate minus (y) the amount of interest that would have accrued on the Fixed Rate Prepayment Amount during the remainder of the term of this Note, at the Current Market Rate (as hereinafter defined) plus 1.6%. For the purposes hereof, “Current Market Rate” shall mean the Market Rate as determined for a period equal to the remaining term of the Note and if no Reuters Screen Rate 01 is available for such period, then the Treasury Rate (as hereinafter defined) shall be used for such period). The term “Treasury Rate” shall mean, as of the applicable Fixed Rate Prepayment Date, the yield to maturity as of such Fixed Rate Prepayment Date of United States Treasury securities with a constant maturity (as complied and published in the most recent Federal Reserve Statistical Release H.I5 (519) that has become publicly available at least two (2) Business Days prior to such Fixed Rate Prepayment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most equal to the period from such Fixed Rate Prepayment Date to the remainder of the term of this Note. For the purposes hereof, “present value” calculation shall use the Current Market Rate plus .50% as the discount rate and shall be calculated as if each installment of the principal balance had been made during the remaining term of this Note.

If any Fixed Rate Prepayment Notice is given, the entire Fixed Rate Prepayment Amount specified therein (together with the applicable Fixed Rate Prepayment Premium, if any) shall be due and payable on the Fixed Rate Prepayment Date set forth therein. Any partial prepayment made hereunder shall be applied against the principal balance in inverse order of maturity (i.e., so as to reduce the final payments of principal due and owing hereunder and not result in any reduction in or deferment of the monthly payments of principal due and owing hereunder).

Payment of the entire outstanding principal balance following an acceleration of the same shall be deemed to be a voluntary prepayment to which the LIBOR Breakage and/or the Fixed Rate Prepayment Premium, as the case may be, shall be applicable.

B. Increased Costs. If, after the date of this Note, any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), and which change is applicable generally to other financial institutions, shall change the basis of taxation of payments to the Lender of the principal of or interest on the advances made by the Lender hereunder or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of the Lender), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Lender or shall impose on the Lender any other condition affecting this Note or the advances hereunder, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the advances hereunder or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the undersigned shall, upon written notice by the Lender, pay to the Lender such additional amount or amounts determined by the Lender in a reasonable manner as will compensate the Lender for such additional costs incurred or reduction suffered. In the event that the undersigned is required to make any additional payments to Lender pursuant to the terms of this paragraph then undersigned shall have the option to prepay this Note in accordance with the terms of paragraph IIIA hereof, provided that no prepayment fee LIBOR Breakage Fee or Fixed Rate Prepayment Premium shall be due in connection therewith.

C. Illegality. If the Lender shall notify the undersigned that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make or maintain the Loan hereunder (or any portion thereof) as a loan that bears interest at a rate based on the LIBOR Rate, the undersigned shall forthwith prepay in full the outstanding principal balance of the portion of the Loan accruing interest at the LIBOR Rate, together with interest accrued thereon, unless the undersigned, within five Business Days of written notice to that effect from the Lender, elects to convert the per annum rate of interest accruing on the outstanding principal amount of the Loan based upon the LIBOR Rate to the Base Rate or the Fixed Rate. In addition, if the Lender notifies the undersigned that by reason of circumstances affecting the London interbank market for United States Dollar deposits there does not exist adequate and reasonable means for ascertaining the LIBOR Rate for any Interest Period, then, on the last day of the then existing Interest Period, the interest rate on the outstanding principal amount of that portion of the Note then accruing interest at the LIBOR Rate shall automatically convert to the Base Rate (which the undersigned shall be deemed to have accepted) until the Lender shall notify the undersigned that the circumstances causing such suspension no longer exist, or in the alternative undersigned may elect to prepay this Note in accordance with the terms of paragraph IIIA hereof, provided no prepayment fee shall be due in connection therewith.

IV. Taxes.

(a)	Any and all payments by the undersigned under this Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding any income or franchise taxes imposed on the net income of the Lender (all such non-excluded taxes, levies imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b)	In addition, the undersigned shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under this Note or from the execution, delivery or registration of, or otherwise with respect to, this Note (all such taxes, charges and levies being hereinafter referred to as “Other Taxes”).

(c)	The undersigned shall indemnify the Lender for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this paragraph IV, paid by the Lender and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within thirty days from the date the Lender makes written demand therefor.

(d)	In the case of each Lender that becomes a Lender by assignment or participation pursuant to the provisions of Section XII hereof, such Lender shall, upon the date of acceptance of its assignment or participation, provide appropriate forms or other evidence reasonably acceptable to the undersigned certifying that such Lender is not currently subject to any Taxes, Other Taxes or Increased Costs pursuant to Section III B, above. To the extent that such Lender provides evidence that it is currently subject to any amount of Taxes, Other Taxes, or Increased Costs, the amount of such Taxes, Other Taxes or Increased Costs shall be excluded from any indemnity pursuant to Sections III and IV hereof.

(e)	If any Lender requests compensation under Sections III and IV hereof or if the undersigned is required to pay any additional amount for the account of any Lender pursuant to Section IV hereof, the undersigned shall have the right upon notice to such Lender, to (i) require such Lender to assign to one or more assignees specified by the undersigned who are willing to so purchase from such Lender all, or any portion thereof, of such Lender’s rights and obligations under this Note provided that such assignee or assignees shall pay to such Lender, in consideration for such assignment, an amount equal to all principal, interest, fees, and other amounts owing to such Lender that is allocable to the portion of such rights and obligations being assigned as of the date of such assignment, or (ii) require such Lender to use reasonable efforts to designate a different lending office for funding or booking its loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the reasonable judgment of such Lender, such designation or assignment would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. With respect to this clause (e) the undersigned hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

(f)	Each Lender agrees that it will (i) take all reasonable actions requested by the undersigned that are without material cost or risk to such Lender to maintain all exemptions, if any, available to it from Taxes (whether available by current law of any country, treaty or existing administrative waiver), and (ii) to the extent reasonable and without material cost or risk to it, otherwise cooperate with the undersigned to minimize any amounts payable by the undersigned under Sections III and IV hereof, if Lender’s actions result in a tax credit or deduction to such Lender, the Lender shall promptly notify that undersigned and pay to the undersigned an amount equal to any actual tax benefit resulting from credit or deduction.

(g)	Without prejudice to the survival of any other agreement of the undersigned under this Note, the agreements and obligations of the undersigned contained in this paragraph IV shall survive the payment in full of principal and interest under this Note.

V. Representations and Warranties. To induce the Lender to make the Loan evidenced by this Note, the undersigned represents and warrants as follows: (i) it is duly organized, validly existing and in good standing under the laws of the State of Delaware and its organization number is set forth under its name on the signature page hereto; (ii) the undersigned has full power and legal right to execute and deliver this Note and to perform and observe the provisions of this Note; (iii) the execution, delivery and performance by the undersigned of this Note have been duly authorized by all necessary action, and do not contravene any law or contractual restriction binding on or affecting the undersigned or any of the undersigned’s property; (iv) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the undersigned of this Note; (v) this Note is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms; (vi) there is no pending or, to the knowledge of the undersigned, threatened investigation, litigation or proceeding affecting the undersigned that (A) could be reasonably likely to have a material adverse effect on the financial condition or property of the undersigned or the ability of the undersigned to perform the undersigned’s obligations under this Note or (B) purports to affect the legality, validity or enforceability of this Note; (vii) since the date of the most recent financial statements furnished to the Lender in connection with this Note, no event has occurred that could be reasonably likely to have a material adverse effect on the financial condition or property of any of the undersigned, OZ Management LP (“Management”), OZ Advisors LP (“Advisors I”) and OZ Advisors II LP (“Advisors II”, together with the undersigned, Management and Advisors I hereinafter collectively referred to as the “Loan Parties and each individually referred to as a “Loan Party”) or the ability of undersigned to perform its obligations under this Note; and (viii) the proceeds of this Note will be used in part to repay in full on the date hereof the then unpaid principal balance of, and accrued interest on, the Promissory Note dated May 12, 2003 between the undersigned and the Lender.

VI. Collateral. As collateral security for the payment of the indebtedness evidenced by this Note or by any replacement note or notes which may be given in renewal or extension of all or any part of such indebtedness (each of which being an “Other Note”) (the indebtedness evidenced hereby, by any Other Note, being hereinafter referred to as the “Obligations”), the undersigned is granting a security interest in certain of its property to the Lender as provided in the Amended and Restated First Priority Aircraft Mortgage and Security Agreement of even date herewith (the “Mortgage”).

VII. Mandatory Prepayments. Furthermore, the undersigned agrees that should the outstanding principal balance of the Loan at any time exceed the amount which is equal to 65% of the collective fair market value of the Gulfstream Aerospace Model G-IV-SP Aircraft bearing manufacturer’s serial number 1460 and U.S. Registration Mark N326JD held as security under the Mortgage (the “Aircraft”), as determined by the Lender pursuant to an appraisal obtained by it, at the sole cost and expense of the undersigned (“Lender’s Appraisal”), the undersigned will forthwith make one or more prepayments (or provide cash collateral) of this Note within thirty

(30) days of written demand therefor, in each case such that the outstanding principal balance of the Loan shall not exceed the amount which is (1) 65% of the value of the Lender’s Appraisal plus (ii) the cash collateral. So long as no Event of Default has occurred hereunder, the appraisal mechanism set forth immediately above may not be exercised more than once every twenty-four (24) months. Any prepayment made pursuant to the terms of this paragraph VII shall not be subject to a prepayment fee; provided, however, if such prepayment is (i) made on a day that is not the last day of an Interest Period, shall be accompanied by the LIBOR Breakage Fee calculated with respect to the principal balance being prepaid, or, (ii) if the Loan is then accruing interest at the Fixed Rate, such prepayment shall be subject to payment of the Fixed Rate Prepayment Fee. Notwithstanding the foregoing, the undersigned may deposit with Lender cash in an amount equal to the difference between (a) the outstanding principal balance of the Loan and (b) the product of 65% multiplied by the appraised value of the Aircraft pursuant to the Lender’s Appraisal (such differential hereinafter referred to as the “LTV Shortfall”). The LTV Shortfall shall be deposited into an interest bearing cash collateral account maintained with Lender or, at Lender’s discretion, one of Lender’s affiliates.

VIII. Covenants.

A. Affirmative Covenants. So long as this Note or any Other Note shall remain unpaid, the undersigned will, unless the Lender shall otherwise consent in writing: (i) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the undersigned or the undersigned’s property, except to the extent contested in good faith and by appropriate proceedings; (ii) (a) furnish or cause to be furnished to the Lender, as soon as available and in any event within forty-five (45) days after the end of each calendar quarter and ninety (90) days from year end balance sheets and statements of income and retained earnings or other comparable quarter and year end financial statements of Och-Ziff Capital Management Group, LLC as of the end of or for such quarter and year, as the case may be, which financial statements shall present fairly the financial condition and results of operations of Och-Ziff Capital Management Group, LLC, as of the end of or for the period covered thereby and which interim statements shall be reviewed by and certified as true and correct by Och-Ziff Capital Management Group, LLC and which annual year end statement shall be audited by an independent certified public accountant acceptable to Lender (it being understood that a “Big 4” accounting firm is acceptable) and which shall comply in all respects with the applicable requirements of the U.S. Securities and Exchange Commission (the “SEC”); provided, however, the undersigned shall be relieved of the obligation to deliver the foregoing periodic statements to the extent that (1) Lender is able to timely access the same from publicly available sources and (2) Lender notifies the undersigned of its receipt of same prior to the expiration of the foregoing period in which same are to be delivered to Lender (it being understood that Lender shall not declare an Event of Default with respect to each of OZ Management LP (“Management”), OZ Advisors LP (“Advisors I”) and OZ Advisors II LP (“Advisors II”; together with Management and Advisors I, collectively referred to as the “Guarantors” and individually referred to as a “Guarantor”) failure to deliver such periodic statements unless ten (10) Business Days have passed from the date the Lender informed the Borrower in writing that the Lender was not able to access the applicable periodic statements from publicly available sources) and (b) furnish to Lender annual reconciliation statements in the form provided to Goldman Sachs pursuant to that certain Amended and Restated Credit and

Guaranty Agreement dated October 26, 2007, in the same time and manner as required thereunder; (iii) provide the Lender access to the books and financial records of each Loan Party from time to time to inspect and make copies of (at the undersigned’s expense) such books and records; (iv) furnish or cause to be furnished to the Lender as soon as available and in any event within thirty (30) days from year end an annual statement prepared by undersigned and certifying to Lender that undersigned has not created or suffered to exist any Debt other than Debt in favor of the Lender and (v) provide the Lender with such other information respecting the condition, financial or otherwise, of the undersigned, Management, Advisors I and Advisors II as the Lender may from time to time reasonably request (at the undersigned’s expense). “Debt” of any person or entity means (i) indebtedness of such person or entity for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such person or entity evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person or entity (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person or entity is liable as lessee, (v) all Debt referred to in clause (i), (ii), (iii) or (iv) above guaranteed directly or indirectly in any manner by such person or entity, or in effect guaranteed directly or indirectly by such person or entity through an agreement (a) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, or (b) to purchase, sell or lease (as lessee or lessor) property (but specifically excluding any lease or operating agreement or similar arrangement relating to the Aircraft and permitted under the terms of the Mortgage), or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, or (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered), or (d) to otherwise assure a creditor against loss, and (vi) all Debt referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person or entity, even though such person or entity has not assumed or become liable for the payment of such Debt. As used herein “Debt” shall not be deemed to include any amounts payable in the ordinary course of business in connection with the ownership, operation and maintenance of the Aircraft, provided such accounts payable are not more than 60 days past due, including, without limitation taxes, assessments and other governmental charges and such amounts do not exceed $100,000.00 in the aggregate.

B. Negative Covenants. So long as this Note or any Other Note shall remain unpaid, the undersigned will not, without the prior written consent of the Lender: (i) create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to the Aircraft; (ii) dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without, in each Instance, Lender’s written consent; (iii) fail to preserve its existence under the laws of the jurisdiction of its organization or formation; (iv) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due; (v) seek the dissolution or winding up in whole, or in part, of the undersigned; or (vi) file or consent to the filing of any petition, either voluntarily or involuntarily, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute or make an assignment for the benefit of creditors.

C. Financial Covenants. The undersigned agrees that, so long as any portion of the Loan shall remain outstanding, the aggregate “Capital Under Management” by the Loan Parties and their subsidiaries for OZ Master Fund, Ltd., OZ Europe Master Fund, Ltd., OZ Asia Master Fund, Ltd. and OZ Global Special Investments Master Fund, L.P. (collectively, the “Funds”) must exceed Twenty Billion Dollars ($20,000,000,000.00), tested quarterly; provided, however, other funds may be added upon (i) thirty (30) days prior written notice to Lender of such change, (ii) delivery to Lender of the formation and organizational documents for such new entity along with such other documentation as Lender may reasonably request, and (iii) receipt by Lender of evidence of all applicable filings (if any) having been made with the SEC. To the extent that Lender determines that such financial tests and/or determinations are no longer available, Lender, in its sole discretion, shall select appropriate alternative financial tests and covenants, which alternative tests and covenants shall apply only following ninety (90) days’ prior written notice thereof to the undersigned.

IX. Events of Default; Remedies. If any of the following events or conditions (“Events of Default”) shall occur and be continuing:

(a)	if a default shall be made in the due and punctual payment of the principal, interest or of any fees or other amounts payable to Lender hereunder or under the Mortgage or otherwise in connection with the Loan when and as the same shall be due and payable at maturity, by acceleration or otherwise and such default shall not be cured within seven (7) days after the date when due; or

(b)	if a default shall be made in the performance or observance of any covenant set forth in Section 3.1, 3.3(b),3.3(e), 3.3(g), 3.5 or 3.6 of the Mortgage; or

(c)	if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained herein (other than as described in clauses (a) or (b) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (as defined in the Mortgage), (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Lender in connection with or pursuant to this Note or any of the Obligations, and such default shall continue for 30 or more days after the earlier of receipt of notice of such default or the date that an officer of the undersigned becomes aware of such default provided, however, if such cure cannot be reasonably completed within such 30 day period and the undersigned is diligently pursuing said cure to completion, then the undersigned shall receive an additional 30 days to cure such default; or

(d)	if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any indebtedness equal to or in excess of $1,000,000.00 (other than the Loan and other Obligations) of the undersigned or any other Loan Party, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed, guaranteed or secured by of the undersigned or any other Loan Party and such default or event of default under clause (i) or (ii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i) or (ii) above shall permit the holder of any such indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

(e)	if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Lender by or on behalf of the undersigned or any other Loan Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

(f)	if the undersigned or any other Loan Party shall be unable to pay or shall fail to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

(g)	if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the undersigned or any other Loan Party of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the undersigned or any other Loan Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Loan Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the undersigned or any other Loan Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any Loan Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

(h)	if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000.00 is rendered against the undersigned or any other Loan Party, or (ii) there is any attachment, injunction or execution against any of the undersigned’s or any other Loan Party’s properties for any amount in excess of $1,000,000.00 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(i)	if the undersigned or any other Loan Party, other than in the ordinary course of business (as determined by past practices), suspends all or any part of their operations material to the conduct of the business of the undersigned or any other Loan Party, as applicable, for a period of more than 60 days; or

(j)	if this Note, the Mortgage or any other Loan Document shall for any reason not be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation enforceable in accordance with its terms; or

(k)	if any Lien (as defined in the Mortgage) of the Lender pursuant to the Mortgage or any other Loan Document shall for any reason not be, or be asserted by any Loan Party not to be, a valid, first priority perfected Lien on the collateral identified therein (except to the extent not required under the Mortgage to be, a valid, first priority perfected Lien on such collateral), subject to no other Liens except Permitted Liens (as defined in the Mortgage); or

(l)	if there shall occur a change in the financial condition of the undersigned or any other Loan Party which shall have a Material Adverse Effect (as defined in the Mortgage); or

(m)	the existence of a default, event of default or other event which, with the giving of notice or passage of time or both would constitute a default or event of default under any agreement delivered in connection herewith which grants or creates or purports to grant or create a lien, pledge, security interest or other credit enhancement or support arrangement of any kind in favor of the Lender to secure the Obligations, including, without limitation, the Guaranty of Payment delivered by OZ Management LP, OZ Advisors LP and OZ Advisors II LP and the Mortgage; or

(n)	the failure of the Guarantors to timely file all applicable quarterly and annual statements required to be filed by the SEC;

then or at any time after the happening of any Event of Default, (i) the Lender may declare this Note and any Other Note, all interest hereon or thereon, and any and all other amounts payable hereunder or thereunder, to be immediately due and payable, whereupon this Note, each Other Note, all such interest and all such other amounts shall become and be immediately due and payable, all without presentment, protest, demand or notice of any kind, all of which are expressly waived by the undersigned, and (ii) any or all of the other Obligations then existing, shall, at the option of the Lender, become due and payable forthwith, all without presentment, protest, demand or notice of any kind, all of which are expressly waived by the undersigned; provided, however, that in the event of any entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, this Note, each Other Note, all such interest and all such other amounts shall automatically become and be due and payable, all without presentment, protest, demand or notice of any kind, all of which are expressly waived by the undersigned. Furthermore, upon the occurrence of any Event of Default, the Lender shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code in effect in New York State at that time.

X. Right of Setoff. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, whether or not the Lender has made any demand for payment hereunder or such obligations are unmatured, the Lender shall, upon the occurrence of any Event of Default, have the right at any time and from time to time, to the fullest extent permitted by law, with or without notice to the undersigned, to set off, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on all or any of the Obligations, whether or not the Lender has made any demand for payment hereunder or the Obligations are unmatured, (i) all deposits (general or special, time or demand, provisional or final) and (ii) other obligations at any time held or owing by the Lender or any of its affiliates to the undersigned.

XI. Costs/Expenses; Etc. The undersigned agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note and any other document to be delivered hereunder or in connection herewith (such costs and expenses shall include, without limitation, the reasonable fees and disbursements of legal counsel). The undersigned agrees to indemnify and hold harmless the Lender and each of its directors, officers, employees, agents, affiliates and advisors from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against the Lender or any such director, officer, employee, agent, affiliate or advisor in connection with or arising out of any investigation, subpoena, litigation or proceeding related to or arising out of this Note or any other document to be delivered hereunder or in connection herewith or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee). The obligations of the undersigned under this paragraph shall survive the payment in full of this Note.

XII. Assignment. The Lender may assign to one or more Lenders or other entities all or a portion of its rights under this Note. In the event of an assignment of all of its rights, the Lender may transfer this Note to the assignee. In the event of an assignment of a portion of its rights under this Note, the Lender shall deliver to the undersigned a new note to the order of the assignee in an amount equal to the principal amount assigned to the assignee and a new note to the order of the Lender in an amount equal to the principal amount retained by the Lender (collectively, the “New Notes”). Such New Notes shall be in an aggregate principal amount equal to the principal amount of this Note, shall be dated the effective date of the assignment and otherwise shall be substantially identical to this Note. Upon receipt of the New Notes from the Lender, the undersigned shall execute such New Notes and, at the expense of the undersigned, promptly deliver such New Notes to the Lender. Upon receipt of the executed New Notes from the undersigned, the Lender shall return this Note to the undersigned. The Lender and the assignee shall make all appropriate adjustments in payments under this Note for periods prior to such effective date directly between themselves. In the event of an assignment of all or any portion of its rights hereunder, the Lender may transfer and deliver all or any of the property then held by it as security for the undersigned’s obligations hereunder and the assignee shall thereupon become vested with all the powers and rights herein given to the Lender with respect thereto. After any such assignment or transfer, the Lender shall be forever relieved and fully discharged from any liability or responsibility in the matter, and the Lender shall retain all rights and powers hereby given with respect to property not so transferred. The Lender may sell participations to one or more lenders or other entities in or to all or a portion of its rights under this Note. The Lender may, in connection with any assignment or participation or proposed assignment or proposed participation, disclose to the assignee or participant or proposed assignee or proposed participant any information relating to the undersigned furnished to the Lender by or on behalf of the undersigned, provided that, prior to any such disclosure, the assignee or participant or proposed assignee or proposed participant shall agree to preserve the confidentiality of any confidential information related to the undersigned received by it from the Lender.

XIII. “Undersigned”. The word “undersigned” wherever used herein shall be construed to refer to 57 Aviation Services, LLC.

XIV. Obligations of Others. The undersigned’s obligations under this Note will also be binding on the undersigned’s heirs, executors, administrators, successors, assigns and legal representatives.

XV. Notices. All notices hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid. Notices to the Lender shall be sent to its address set forth in paragraph I above. Notices to the undersigned shall be sent to the address set forth below until the undersigned specifies another address in a notice delivered to the Lender in accordance with this paragraph. Notice will be deemed received, within two Business Days of the mailing of notice in the case of certified or registered mail, or upon confirmation of delivery by overnight delivery service, as the case may be.

XVI. Waiver; Governing Law. The undersigned hereby waives presentment for payment, demand, notice of dishonor and protest of this Note and further agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as the Lender may consent thereto in writing duly signed for and on its behalf.

XVII. Headings. Headings as used herein are for convenience only and shall have no force or effect upon the construction or interpretation hereof.

XVIII. Jurisdiction. Without limiting the right of the Lender to bring any action or proceeding against the undersigned or against property of the undersigned arising out of or relating to any obligation of the undersigned or this Note (an “Action”) in the courts of other jurisdictions, the undersigned hereby irrevocably submits in any Action and, exclusively, with respect to any other proceeding involving the undersigned and the Lender to the jurisdiction of any New York State or Federal Court sitting in New York City, and the undersigned hereby irrevocably agrees that any Action may be heard and determined in such New York State court or in such Federal court. The undersigned hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in any jurisdiction and any right, claim or defense of any immunity on the basis of sovereignty or otherwise which the undersigned may have in connection with, arising out of or relating to any obligation of the undersigned under this Note or under any other Loan Document. The undersigned hereby irrevocably appoints and designates CT CORPORATION SYSTEM located in New York, New York (“CT Corp.”) as its duly authorized agent for service of legal process and agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by registered or certified mail addressed to any of the addresses set forth below or by hand delivery to a person of suitable age and discretion at any of the addresses set forth below. Such service will be complete on the date such process is so delivered. The undersigned may also be served in any other manner permitted by applicable law.

XIX. JURY TRIAL WAIVER. BOTH THE UNDERSIGNED AND THE LENDER (BY ITS RECEIPT OF THIS NOTE) HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OBLIGATION OF THE UNDERSIGNED OR THIS NOTE.

XX. Further Assurances. The undersigned agrees from time to time to do and perform within twenty (20) days of request by Lender such other and further acts and execute and deliver any and all such instruments as may be required by applicable law or reasonably requested by the Lender to establish, maintain or protect the rights and remedies of the Lender or to carry out and effect the intent and purpose of this Note.

XXI. Entire Understanding. The undersigned acknowledge that, except in connection with any agreement of confidentiality signed by the Lender and/or the undersigned in connection with the transactions contemplated in this Note, no representations or warranties have been made by or on behalf of Lender or the undersigned or relied upon by the Lender or the undersigned pertaining to the subject matter of this Note or any of the other Loan Documents, and all prior statements, representations and warranties, if any, are totally superseded and merged into this Note and the other Loan Documents, which represent the final and sole agreement of the parties with respect to the matters which are the subject hereof and thereof.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be duly executed and delivered as of the day and year first above written.

BORROWER:

57 AVIATION SERVICES, LLC, a Delaware limited liability company

By:	/s/ Joel Frank
Name: Joel Frank
Title: Manager

Address:
9 West 57th Street, 39th Floor New York, New York 10019

Organizational Number: 3650865

PROMISSORY NOTE